UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): December 10, 2009

Midas Medici Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 10, 2009, and as a result of comments raised by the Securities and Exchange Commission pertaining to our pending Registration Statement on Form S-1,  the management of Midas Medici Group Holdings, Inc. (the “Company”) concluded that the unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2009 included in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 16, 2009 should no longer be relied upon because of errors in accounting for the non-controlling interest in a consolidated subsidiary.  Additionally, the financial statements for the period ended September 30, 2009 and other financial information included in Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed with Commission on November 25, 2009 should no longer be relied upon.

As promptly as possible,  the Company plans to restate our financial statements for such periods and will present the restated financial statements in an amendment to our Registration Statement on Form S-1 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

The Company’s management has apprised the Company’s Board of Directors and has discussed the matters disclosed in this 8-K with its independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: December 23, 2009	By:	/s/ Nana Baffour
Nana Baffour, CEO and
Co-Executive Chairman

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